SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) August 2, 2005

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Cockeysville, MD 21030
(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 2, 2005, the Joint Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of Sinclair Broadcast Group, Inc. (the “Company”) granted restricted stock to each of Lawrence E. McCanna, Daniel C. Keith, Martin R. Leader, Basil A. Thomas and Robert E. Smith, who are the Company’s non-employee directors. Previously, each non-employee director received a grant of non-qualified stock options to purchase 5,000 shares of the Company’s Class A Common Stock. Due to recent accounting pronouncements, the Committee has changed the form of equity compensation for the Company’s non-employee directors from stock options to shares of restricted stock.

On that date, each of the above named non-employee directors received a grant of 2,000 shares of restrictive stock pursuant to the Company’s 1996 Long-Term Incentive Plan. The restricted stock vests 25% on August 2, 2006, 25% on August 2, 2007 and 50% on August 2, 2008.

The form of agreement entered into by the Company and each non-employee director will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/	David R. Bochenek
	Name:		David R. Bochenek
	Title:		Vice President / Chief Accounting Officer

Dated: August 8, 2005